Exhibit 99.2

N E W S   R E L E A S E

Visa Inc. Declares Dividend and Announces Record Date for 2010 Annual Meeting Date

SAN FRANCISCO, CA, July 27, 2009 – Visa Inc. (NYSE:V) today announced that its Board of Directors had declared a quarterly dividend in the aggregate amount of $0.105 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 1, 2009, to all holders of record of the Company’s class A, class B and class C common stock as of August 14, 2009.

Additionally, the Company announced that its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on January 20, 2010, with a record date of November 27, 2009. The Company’s stockholders as of the record date will be provided notice of Internet availability of proxy materials and are entitled to vote at the Annual Meeting.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements. In addition, any underlying assumptions are forward-looking statements.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed in Part 1, Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and any subsequent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on such statements, which speak only as of the date of presentation. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Paul Cohen, Media Relations

Visa Inc.

Tel: +1 415 932 2166

E-mail: globalmedia@visa.com